UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of Principal Executive Offices)

(832) 519-2200

Registrant’s telephone number, including area code

(Former name or former address, if Changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	CEQP	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On May 3, 2019, William R. Brown, a Director at First Reserve, was appointed to the board of directors (the “Board”) of Crestwood Equity GP LLC (“CEQP GP”), the general partner of Crestwood Equity Partners LP (the “Partnership”), effective immediately.

Mr. Brown will receive no cash compensation for his service on the Board, but he will receive equity compensation in accordance with the Partnership’s compensation policy for non-employee directors as described in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed to the Board.

Mr. Brown will be appointed to the management committee of Crestwood Holdings Partners, LLC, the indirect parent of Crestwood Holdings LLC. Crestwood Holdings LLC, which is substantially owned and controlled by First Reserve Management, L.P., indirectly owns CEQP GP and also owns approximately 25% of the Partnership’s common units and all of its subordinated units as of May 3, 2019.

Pursuant to the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, as amended, Mr. Brown will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel & Corporate Secretary

Dated: May 3, 2019